UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CNL Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CNL Letterhead]

June 20, 2007

ANNUAL MEETING ADJOURNED ON PROPOSAL 2 UNTIL JULY 19, 2007

WE NEED YOUR VOTE ON PROPOSAL 2

DEAR STOCKHOLDER:

The Annual Meeting of Stockholders of CNL Income Properties, Inc. (the “Company”) has been adjourned to July 19, 2007, at 10:00 a.m., eastern time, with respect to Proposal 2 only. The reconvened meeting will take place at the Company’s offices at 450 South Orange Avenue, Orlando, Florida 32801-3336.

TWO-THIRDS VOTE REQUIRED ON PROPOSAL 2

The adoption of the proposed amendments to the Company’s Articles of Incorporation (the “Articles”) requires the affirmative vote of two-thirds of the outstanding shares of our stockholders in order for us to continue to sell our common stock in the State of Pennsylvania and to avoid the requirement that we offer our shareholders in Pennsylvania who have acquired shares of common stock in our current offering the right to rescind those purchases. Please take the time now to cast your vote and help limit further expenses for our proxy solicitation. Your vote is important no matter how many shares you hold. Your Board of Directors recommends that you vote “FOR” Proposal 2.

INTENT OF THE PROPOSED AMENDMENTS TO THE ARTICLES

The amendments to Article 10.1 reduce the required vote needed for further amendments to the Articles from two-thirds to a majority of the outstanding shares.

The amendments to Article 10.2 and 10.3 add a requirement that the Company obtain the approval of its stockholders in connection with any merger, reorganization or sale of material portions of the Company’s assets, except in very limited circumstances that would not require a stockholder vote.

The amendment to Section 12.1 removes a reference to Maryland law to avoid any implication that the Company may rely upon the broad scope of Maryland law in order to override certain governance guidelines with which the Company, and all other unlisted REITs, already comply.

PLEASE ACT TODAY

Please vote today to ensure that your shares are represented on this important proposal. Voting also will help us avoid further solicitation costs - by eliminating the need for future mailings and solicitation telephone calls. Remember that only Proposal 2 remains open for voting. You may change your vote at any time on Proposal 2 by submitting a new proxy card before July 19 or by attending the July 19 meeting in person and voting your shares.

We appreciate your participation and continued support.

Sincerely,

/s/ Amy Sinelli

Amy Sinelli

CORPORATE SECRETARY